Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY
For Tender of Shares of Common Stock
(including the associated preferred stock purchase rights)
of
NOVEN PHARMACEUTICALS, INC.
at
$16.50 NET PER SHARE
Pursuant to the Offer to Purchase dated July 23, 2009
by
NORTHSTAR MERGER SUB, INC.
a wholly-owned subsidiary of
HISAMITSU U.S., INC.
a wholly-owned subsidiary of
HISAMITSU PHARMACEUTICAL CO., INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, AUGUST 19, 2009, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.0001 per share of Noven Pharmaceuticals, Inc., a Delaware corporation, are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit all required documents to reach American Stock Transfer and Trust Company (the “Depositary”) prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by hand, facsimile transmission or mail to the Depositary. See Section 3 (“Procedures for Accepting the Offer and Tendering Shares”) of the Offer to Purchase.

The Depositary for the Offer is:

American Stock Transfer and Trust Company

By Mail:	By Facsimile Transmission:	By Overnight Courier:
American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	For Eligible Institutions Only: 718-234-5001 For Confirmation Only Telephone: 877-248-6417	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to Northstar Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Hisamitsu U.S., Inc., a Delaware corporation (“Holdings”) and wholly-owned subsidiary of Hisamitsu Pharmaceutical Co., Inc., a corporation organized under the laws of Japan, upon the terms and subject to the conditions set forth in the offer to purchase, dated July 23, 2009 (the “Offer to Purchase”), and the related Letter of Transmittal (such offer, the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.0001 per share, together with the associated Series A junior participating preferred stock purchase rights pursuant to the Rights Agreement, dated as of November 6, 2001, between the Company and American Stock Transfer & Trust, as amended (the “Shares”), of Noven Pharmaceuticals, Inc., a Delaware corporation, specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 (“Procedures for Accepting the Offer and Tendering Shares”) of the Offer to Purchase.

Number of Tendered Shares:

Certificate No.(s) (if available):

Check box if Shares will be tendered by book entry transfer: ☐

DTC Account Number:

Dated:

Name(s) of Record Holder(s):

(Please type or print)

Address(es):

(Zip Code)

Area Code and Tel. No.:

(Daytime telephone number)

Signature(s):

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GUARANTEE
(Not to be used for signature guarantee)

The undersigned, an Eligible Institution (as defined in Section 3 (“Procedures for Accepting the Offer and Tendering Shares”) of the Offer to Purchase), hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (ii) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such Shares into the Depositary’s account at the Book-Entry Transfer Facility (as defined in Section 2 (“Acceptance for Payment and Payment for Shares”) of the Offer to Purchase), in either case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent’s Message (as defined in Section 2 (“Acceptance for Payment and Payment for Shares”) of the Offer to Purchase), together with any other documents required by the Letter of Transmittal, all within three Nasdaq Global Select Market trading days after the date hereof.

Name of Firm:
(Authorized Signature)
Address:	Name:
(Please type or print)

Title:
(Zip Code)
Area Code and Tel. No.:	Date:

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in Section 2 (“Acceptance for Payment and Payment for Shares”) of the Offer to Purchase) and certificates for Shares to the Depositary within the time period indicated above. Failure to do so could result in a financial loss to such Eligible Institution.

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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